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                                                                   Exhibit 10.11

                 CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

         THIS CONFIDENTIALITY AND NON-COMPETITION AGREEMENT (the "Agreement"), made effective as of May 12, 1997, by and between Integrated Site Development, Inc., a Delaware corporation (the "Corporation"), and Stephen H. Clark ("Clark"), an individual residing in Wake County, North Carolina.

                              W I T N E S S E T H:

         WHEREAS, the Corporation is engaged in all aspects of wireless communications site acquisition, tower development and ownership, site management, co-location marketing, project management, and site maintenance;

         WHEREAS, as a part of said employment by the Corporation, Clark is expected to make new contributions and inventions of value to the Corporation and Clark will otherwise have access to confidential and proprietary information of the Corporation;

         WHEREAS, the Corporation desires to receive from Clark a covenant not to disclose certain information relating to the Corporation's business and certain other covenants;

         WHEREAS, the obligations of Whitney Equity Partners, L.P., a Delaware limited partnership, and Kitty Hawk Capital Limited Partnership, III, a Delaware limited partnership, pursuant to the Stock Purchase Agreement, of even date herewith, by and among the Purchasers, the Corporation, U.S. Towers, Inc., a Delaware corporation, Telesite Services, LLC, an Arkansas limited liability company, and Metrosite Management LLC, an Arkansas limited liability company, are conditioned upon and subject to the Corporation's and Clark's entering into this Agreement; and

         NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, including the employment of Clark by the Corporation, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

         1. CONFIDENTIALITY. Clark acknowledges that, in and as a result of his employment by the Corporation, he has been and will be making use of, acquiring and/or adding to confidential information of a special and unique nature and value, including, without limitation, the Corporation's trade secrets, products, systems, programs, procedures, manuals, guides (as periodically updated or supplemented), confidential reports and communications (including, without limitation, customer information, technical information on the performance and reliability of the Corporation's products and the development or acquisition of future products or product enhancements by the Corporation) and lists of customers, as well as the nature and type of the services rendered by the Corporation and the fees paid by the Corporation's customers. Clark further acknowledges that any information and materials received by the Corporation or Clark from third parties in confidence (or subject to non-disclosure covenants) shall be deemed to be and shall be confidential information within the





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meaning of this Section 1.  As a material inducement to the Corporation to continue to employ Clark, Clark covenants and agrees that he shall not, except with the prior written consent of the Board of Directors of the Corporation, at any time during or following the termination of his employment with the Corporation, directly or indirectly, divulge, use, reveal, report, publish, transfer or disclose, for any purpose whatsoever, any of such confidential information which has been obtained by or disclosed to him as a result of his employment with the Corporation, including, without limitation, any Proprietary Information, as defined in Section 2 hereof. The aforementioned obligation of confidentiality and non-disclosure shall not apply when:

                 (i) Public Domain. The Proprietary Information disclosed to Clark was in the public domain at the time of disclosure, or at any time after disclosure has become a part of the public domain by publication or otherwise through sources other than Clark, directly or indirectly, and without fault on the part of Clark in failing to keep such information confidential; or

                 (ii) Requirement of Law or Order. Disclosure is required by law or court order, provided Clark gives the Corporation prior written notice of any such disclosure and fully cooperates with the Corporation in connection with, and uses his best efforts to limit the nature and extent of, such disclosure; or

                 (iii) Agreement. Disclosure is made with the prior written agreement of the Board of Directors of the Corporation; or

                 (iv) Prior Information. The information was in Clark's possession prior to the Effective Date, as shown by written records in existence prior to the Effective Date; or

                 (v) Third Party Disclosure. The Proprietary Information is lawfully disclosed to Clark after the termination of his employment by a third party who is under no obligation of confidentiality to the Corporation with respect to such information; or

                 (vi) Independently Developed. Such information is independently developed by Clark subsequent to the termination of his employment with the Corporation, as demonstrated by written records of Clark which are contemporarily maintained.

         2. COVENANT NOT TO COMPETE. It is recognized and understood by the parties hereto that Clark, through his association with the Corporation as an employee, has and shall acquire a considerable amount of knowledge and goodwill with respect to the business of the Corporation, which knowledge and goodwill are extremely valuable to the Corporation and which would be extremely detrimental to the Corporation if used by Clark to compete with the Corporation. It is, therefore, understood and agreed by the parties hereto that, because of the nature of the business of the Corporation, it is necessary to afford fair protection to the Corporation from such unfair competition by Clark. Consequently, as material inducement to employ Clark in the aforementioned position, Clark covenants and agrees to the following:

                 (i) that at any time while engaged as an employee of the Corporation and for a period of three (3) years following his termination, he will not, directly or indirectly, with or through any family member or former director, officer or employee of the





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         Corporation, or acting alone or as a director, employee, agent, consultant, member of a partnership, firm, corporation or other entity or as a holder of or investor in as much as 5% of any security of any class of any corporation or other business entity:

                          (1) engage anywhere in those states in which the Corporation conducted business at any time within three (3) years prior to the termination of Clark's employment with the Corporation (the "Noncompetition Area") in any business related to wireless communications site acquisition, tower development and ownership, site management, co-location marketing, project management, and site maintenance then being actively pursued or reasonably anticipated to be pursued by the Corporation at the time of such termination; or

                          (2) interfere with, or seek to interfere with, the relationship between the Corporation and any affiliate of the Corporation with the following: (a) any of the employees of such entities; (b) any of the customers of such entities then existing or existing at any time within two (2) years prior to termination of Clark's employment with the Corporation; or (c) any of the suppliers of such entities then existing or existing at any time within three (3) years prior to termination of Clark's employment with the Corporation.

                 (ii) The parties hereto agree that in the event that the Noncompetition Area set forth in paragraph (i) is deemed too restrictive to be enforceable in any court proceeding, the court may reduce the Noncompetition Area as follows:

                          (1)      In the event that the Noncompetition
                 Area set forth in paragraph (i) is deemed too restrictive to be enforceable in any court proceeding, the Noncompetition Area shall be those counties in those states in which the Corporation conducted business at any time within three (3) years prior to the termination of Clark's employment with the Corporation;

                          (2)      In the event that the foregoing
                 Noncompetition Area is deemed too restrictive to be enforceable in any court proceeding, the Noncompetition Area shall be a radius of twenty-five (25) miles of any wireless communication tower or system designed or constructed by the Corporation or with respect to which the Corporation provided site acquisition or project management services or site maintenance services at any time within three (3) years prior to the termination of Clark's employment with the Corporation; or

                          (3)      In the event that the foregoing
                 Noncompetition Area is deemed too restrictive to be enforceable in any court proceeding, the Noncompetition Area shall be a radius of ten (10) miles of any wireless communication tower or system designed or constructed by the Corporation or with respect to which the Corporation provided site acquisition or project management services or site maintenance services at any time within three (3) years prior to the termination of Clark's employment with the Corporation; or





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                 (iii)    The parties hereto agree that in the event that the
         lengths of time and geographic areas set forth in paragraphs (i) or
         (ii) are deemed too restrictive to be enforceable in any court proceeding, the court may reduce such time restrictions to that which it deems reasonable under the circumstances.

         3. DEFINITION OF PROPRIETARY INFORMATION. For purposes of this Agreement, the term "Proprietary Information" shall mean all of the following materials and information (whether or not reduced to writing and whether or not patentable or protectable by copyright) which Clark receives, receives access to, conceives of or develops, in whole or in part, as a direct or indirect result of his employment with the Corporation, in the course of his employment with the Corporation (in any capacity, whether executive, managerial, planning, technical, sales, research, development, manufacturing, engineering, or otherwise) or through the use of any of the Corporation's facilities or resources:

                 (i) Manufactured products, assembled or unassembled, and related goods or systems thereof and any and all future products developed or derived therefrom;

                 (ii) With respect to the items described in Section 3(a) above, all specifications, design concepts, documents and manuals; all security systems relating to the product or procedures; all hardware and software (and associated source and object codes) relating to their design or manufacture, if any;

                 (iii) Trade secrets, production processes, marketing techniques, software programs, marketing plans, formulae, data, mailing lists, purchasing information, price lists, pricing policies, quoting procedures, financial information, customer and prospect names and requirements, customer data, customer site information, pricing strategies and other materials or information relating to the manner in which the Corporation does business;

                 (iv) Discoveries, concepts and ideas, whether or not patentable or protectable by copyright, including, without limitation, the nature and results of research and development activities, technical information on product or program performance and reliability, processes, formulas, techniques, "know-how", source codes, object codes, designs, drawings and specifications;

                 (v) Any other materials or information related to the business or activities of the Corporation which are not generally known to others engaged in similar businesses or activities;

                 (vi) Any other materials or information that has been created, discovered or developed, or otherwise become known to the Corporation which has commercial value in the business in which the Corporation is engaged; and

                 (vii) All ideas which are derived from or relate to Clark's access to or knowledge of any of the above-enumerated materials and information.





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         Failure to mark any of the Proprietary Information as confidential shall not affect its status as Proprietary Information under the terms of this Agreement.

         4.      OWNERSHIP OF INFORMATION.

                 (a) Clark hereby assigns to the Corporation all of Clark's right, title and interest in any idea (whether or not patentable or protectable by copyright), invention, product, design, formula, computer software program or other computer-related equipment or technology, conceived or developed in whole or in part, or in which Clark may have aided development, while employed by the Corporation, including, without limitation, any Proprietary Information (an "Invention"). If any one or more of the aforementioned are deemed in any way to fall within the definition of "work made by hire" as such term is defined in 17 U.S.C. Section 101, such work shall be considered "work made for hire," copyright of which shall be owned solely by, or assigned or transferred completely and exclusively to the Corporation. Clark agrees to execute any instruments and to do all other things reasonably requested by the Corporation (both during and after Clark's employment with the Corporation) in order to more fully vest in the Corporation all ownership rights in those items thereby transferred by Clark to the Corporation. Clark further agrees to disclose immediately to the Corporation all Proprietary Information conceived of or developed in whole or in part by him during the term of his employment with the Corporation and to assign to the Corporation any right, title or interest he may have in such Proprietary Information.

                 (b) Notwithstanding anything in this Agreement to the contrary, the obligation of Clark to assign or offer to assign his rights in an Invention to the Corporation shall not extend or apply to an Invention that Clark developed entirely on his own time without using the Corporation's equipment, supplies, facility or trade secret information unless such Invention
(i) relates to the Corporation's business or actual or demonstrably anticipated research or development, or (ii) results from any work performed by Clark for the Corporation. Clark shall bear the burden of proof in establishing that his Invention qualifies for exclusion under this Section 9(b). With respect to
Section 9(b) it is agreed and acknowledged that during Clark's employment, the Corporation, with the concurrence of its Board of Directors and consistent with the Corporation's mission, may enter other lines of business, which are related or unrelated to its current lines of business, in which case this Agreement would be expanded to cover such new lines of business.

         5.      REASONABLENESS OF RESTRICTIONS.

                 (a) Clark has carefully read and considered the provisions of Sections 1 and 2 hereof and, having done so, agrees that the restrictions set forth therein are fair and reasonable and are reasonably required for the protection of the interests of the Corporation, its officers, directors, stockholders and employees. Clark further acknowledges that the nature of the Corporation's products are such that its natural market is throughout the United States. Accordingly, Clark agrees that the length of time, geographic area and any other restrictions contained in this Agreement are reasonable to protect the legitimate interests of the Corporation and do not unfairly restrict or penalize Clark.





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                 (b)      In the event that, notwithstanding the foregoing, any
part of the covenants set forth in Sections 1 and 2 hereof shall be held to be invalid and unenforceable, the court so deciding may reduce or limit the terms of such provision to allow such provision to be enforced.

         6. REMEDY. Clark understands and agrees that the Corporation will suffer irreparable harm in the event that Clark breaches any of his obligations under this Agreement and that monetary damages will be inadequate to compensate the Corporation for such breach. Accordingly, Clark agrees that, in the event of a breach or threatened breach by Clark of any of the provisions of this Agreement, the Corporation, in addition to and not in limitation of any other rights, remedies or damages available to the Corporation at law or in equity, shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by Clark, or by Clark's partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with him; provided such injunction shall not affect Clark's ownership rights in the Corporation or compensation earned or due Clark.

         7. ATTORNEYS' FEES. In the event that it shall become necessary for either party to retain the services of an attorney to enforce any terms under this Agreement, the prevailing party, in addition to all other rights and remedies hereunder or as provided by law, shall be entitled to reasonable attorneys' fees and costs of suit.

         8. RECOUPMENT OF PROFITS. Clark covenants and agrees that, if he shall violate any of his covenants or agreements under this Agreement, the Corporation shall be entitled to an accounting and repayment of all profits, compensation, commissions, remunerations or benefits which Clark directly or indirectly has realized and/or may realize as a result of, growing out of or in connection with any such violation; such remedy shall be in addition to and not in limitation of any other remedy, including without limitation, damages for lost profits of the Corporation or any affiliates of the Corporation, injunctive relief or other rights or remedies to which the Corporation is or may be entitled at law, in equity or under this Agreement.

         9. SEVERABILITY. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision (or part thereof) of this Agreement shall in no way affect the validity or enforceability of any other provision (or remaining part thereof).

         10. GOVERNING LAW. This Agreement shall be governed by and construed according to the laws of the State of North Carolina, without reference to the choice of law provisions of such laws.

         11. NOTICES. Any notice required to be given hereunder shall be sufficient if in writing and sent by certified or registered mail, return receipt requested, first-class postage prepaid, in the case of Clark, to his address as shown on the Corporation's records, and in the case of the Corporation, to its principal office in the State of North Carolina.

         12. BENEFIT. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, and to their respective heirs, representatives, successors and permitted assigns. This Agreement shall be binding upon the Corporation and upon any successor





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corporation.  Clark may not assign any of his rights or delegate any of his duties under this Agreement without the prior written consent of the Board of Directors of the Corporation.

         13. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understandings by and between the Corporation and Clark with respect to the covenants herein described, and no representations, promises, agreements or understandings, written or oral, not herein contained shall be of any force or effect. No change or modification hereof shall be valid or binding unless the same is in writing and signed by the parties hereto. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced; moreover, no valid waiver of any other provision of this Agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time nor will it be deemed a valid waiver of such provision at any other time.

         14. CAPTIONS. The captions in this Agreement are for convenience only and in no way define, bind or describe the scope or intent of this Agreement.

         15. SURVIVAL OF COVENANTS. The provisions set forth in Sections 1 and 2 hereof shall survive the termination of this Agreement.



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         IN WITNESS WHEREOF, the parties hereto have executed this
Confidentiality and Non-Competition Agreement and affixed their seals as of the day and year first above written.


                                             INTEGRATED SITE DEVELOPMENT, INC.



                                             By: /s/ Robert M. Long

                                                 -------------------------------
                                                 Robert M. Long, Secretary


                                             /s/ Stephen H. Clark

                                                 -------------------------------
                                                 Stephen H. Clark





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